Exhibit 10.49

Executed version

Certificates of Deposit Pledge Agreement

Between

Tianjin New Highland Science Development Co., Ltd.

(天津新高地科技发展有限公司)

(as Pledgor)

and

DB TRUSTEES (HONG KONG) LIMITED

(as the Security Agent and the Pledgee)

Table of contents

CLAUSES		PAGE NO.

1	DEFINITION AND EXPLANATION	3

2	PLEDGE	4

3	PERFECTION OF THE PLEDGE	7

4	REPRESENTATION AND WARRANTY	8

5	COMMITMENT	9

6	CONTINUING SECURITY INTEREST	11

7	ENFORCEMENT OF THE PLEDGE	12

8	USE OF ENFORCEMENT PROCEEDS	13

9	THE SECURITY AGENT AND ITS AGENT	13

10	POWER OF ATTORNEY	15

11	COSTS AND EXPENSES	15

12	COMPENSATIONS	16

13	RELEASE	17

14	NOTIFICATION	17

15	APPLICABLE LAWS AND JURISDICTION	17

16	OTHERS	18

ATTACHMENT 1: SPECIFICS OF THE ORIGINAL CD		20

ATTACHMENT 2: THE FORMAT OF ADDITIONAL PLEDGE COMMITMENT		21

SIGNATURE PAGE		24

SIGNATURE PAGE		25

The Certificates of Deposit Pledge Agreement (hereinafter referred to as “the Agreement”) is entered into on 30 July 2010 by:

A.                                   Tianjin New Highland Science Development Co., Ltd. (天津新高地科技发展有限公司), the pledgor (hereinafter referred to as the Pledgor), a company (registration number: 120109000004324) incorporated under the laws of the People’s Republic of China (hereinafter referred to as China), with its registered address at Dagang Economic Development Area (DEDA), Tianjin, China; and

B.                                    DB Trustees (Hong Kong) Limited (representing the Facility Agent (贷款代理行), Security Agent (担保代理人), Calculation Agent (计算代理行), Arranger (安排行), Lenders (贷款人) and Swap Counterparty (掉期交易方), and their respective future assignees and successors from time to time under the Transaction Finance Documents (融资交易文件)), the Security Agent and the pledgee (hereinafter referred to as the Security Agent), a company incorporated under the laws of Hong Kong Special Administrative Region of China, with its registered address at 48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

Whereas:

1                                On 8 January 2010, the Pledgor, as the Borrower, and among others, Deutsche Bank AG, Hong Kong Branch, as the Arranger, Facility Agent and Calculation Agent, and DB Trustees (Hong Kong) Limited, as the Security Agent, entered into a Facility Agreement (including amendments and restatements of the Facility Agreement through an Amendment Agreement, and other modifications, revisions, extensions, additions, updates and restatements of the Facility Agreement from time to time) (hereinafter collectively referred to as the “Loan Contract”), under which, the Lenders have agreed, as per the terms and conditions of the Loan Contract, to provide a loan to the Borrower of no more than USD65,000,000;

2                                The Borrower may enter into a Hedging Agreement with a Hedging Counterparty;

3                                The Borrower and among others, Deutsche Bank AG, Hong Kong Branch, as the Facility Agent, and DB Trustees (Hong Kong) Limited, as the Security Agent, entered into a Security Trust Deed on 11 January 2010; and

4                                As a prerequisite for the Lenders to extend the loan to the Borrower, the Pledgor agrees to, under the terms and conditions of the Agreement, provide its certificates of deposit as security interest to the Facility Agent, Security Agent, Calculation Agent, Arranger, Lenders and Hedging Counterparty (collectively the Secured Parties) that the Borrower shall settle in full and on time its obligations under the Transaction Finance Documents.

The two parties have herein reached agreement as follows:

1                                                  Definition and Explanation

1.1                                 Definition

The Agreement constitutes the Pledge over Deposit Certificates as defined in the Security Trust Deed. Unless otherwise specifically stated, the terms used in this Agreement shall have the same meaning as defined in the Security Trust Deed (and the same applies to the properly translated Chinese version). Under the Agreement:

The Filing Authorities refer to Tianjin Administration for Industry and Commerce and other relevant governmental bodies responsible for the registration of the pledge under the Agreement.

The Secured Obligations refer to obligations specified under Clause 2.4 (Scope of the pledge) of the Agreement.

The Additional Pledge Commitment refers to the commitment or document signed by the Pledgor for the pledge of new certificate(s) of deposit (New CDs) as per the format and contents specified under Attachment 2 (Format for Additional Pledge Commitment).

The original certificate of deposits (the Original CD) refers to the certificates for RMB time deposits, as described in detail in Attachment 1 (Specifics of the Original CD), set up for the amount (RMB25 million) placed by the Pledgor in its Onshore Cash Collateral Account as required under item 1(a) of Attachment 13 (Conditions Subsequent) of the Loan Contract, including all the principals, interests and any other amounts that the Pledgor is entitled to and relevant rights and interests.

The Security Registration Authorities refer to the Tianjin Bureau of the State Administration of Foreign Exchange or other relevant governmental bodies responsible for the registration of the provision of security for the pledge established under the Agreement.

The Pledge Certificate refers to the document bearing witness to the registration of pledge with the Security Agent as the obligee issued by the Pledge Registration Authority for the purpose of the Pledged CDs.

The Approving Authorities refer to Tianjin Municipal Commission of Commerce or other relevant governmental bodies responsible for approving issues in connection with the pledge under the Agreement.

The new certificate(s) of deposits (the New CDs) refer to certificates of RMB time deposits for additional amounts placed by the Pledgor into the Onshore Cash Collateral Account, or the new certificate of RMB time deposits for the balance after an early withdrawal, or other certificates of deposits set up by the Pledgor for the Security Agent (including but not limited to the certificates of deposits defined under Clause 2.3 (Early Termination) of the Agreement), including all the principals, interests and any other amounts that the Pledgor is entitled to and relevant rights and interests.

The Account Control Agreement is an account control agreement, as defined under the Security Trust Deed, entered into on 13 January 2010 among the Borrower, the Facility Agent, Security Agent and Account Control Bank (AM) in connection with the relevant accounts set up by the Pledgor with the Account Control Bank.

The pledged certificate(s) of deposits (the Pledged CDs) include the Original CD and the New CDs.

China refers to the People’s Republic of China and for the purpose of this Agreement, does not cover the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

1.2                                 Construction

(a)                        The Clause 1.3 (Construction) (as adjusted where necessary) of the Security Trust Deed shall apply to this Agreement.

(b)                       The use of Security Agent, Borrower, Pledgor, the Pledgees, the Lenders and the Secured Parties, unless the context specifically indicates otherwise, shall include their respective successors and assignees and any and all those who have acquired rights from the aforementioned.

2                                                  Pledge

2.1                                 The Original CD

(a)                        As a means of security for payment and settlement of the Secured Obligations by the Borrower on time and in full, the Pledgor establishes herein the first right of pledge for the Security Agent on the Original CD. The Original CD shall be properly maintained by the Security Agent (or a party designated by the Security Agent).

(b)                       Without prejudice to the provisions of other Clauses of the Agreement, and unless expressly waived by the Security Agent, with respect to the Original CD, the Pledgor shall ensure that the Security Agent receives, within 5 Business Days upon depositing by the Pledgor into the Onshore Cash Collateral Account the amount required under Item 1(a) of the Attachment 13 (Conditions Subsequent) to the Loan Contract or no later than another later date as agreed with the Security Agent (acting in accordance with the instructions of the Instructing Group), and in a manner that is satisfactory to the Security Agent in terms of format and content, the originals or the authentic, complete and most up-to-date copies as verified by the Pledgor of following documents:

(i)                          The Loan Contract and Agreement that have been properly executed;

(ii)                       The debt registration certificate in connection with the Loan Contract;

(iii)                    The resolution of the Pledgor’s board of directors to approve the signing and execution of the Agreement and relevant Additional Pledge Commitment(s) and authorize the signatories, and the signature specimens of the authorized signatories;

(iv)                   The Original CD;

(v)                      Confirmation of the Account Control Bank with respect to the Original CD;

(vi)                   The Pledgor’s signature specimens or passwords maintained with the Account Control Bank in connection with the Original CD; and

(vii)                Other documents required by the Security Agent from time to time.

2.2                                 Additional pledge

(a)                        When the Pledgor deposits into the Onshore Cash Collateral Account an amount additional to that required under Attachment 1 (Specifics of the Original CD) to the Agreement, the Account Control Bank shall set up a RMB certificate of deposits for the additional amount (for a tenor to be decided by the Security Agent). The Pledgor shall pledge the New CD to the Security Agent and establish the first right of pledge for the Security Agent.

(b)                       If in accordance with the Loan Contract and the Account Control Agreement, the Security Agent deems it necessary (as per instructions of the Instructing Group), it may, in the manner it considers appropriate at its own discretion, require the Pledgor to withdraw in advance amounts from one or more Pledged CDs. After the early withdrawal, the Account Control Bank shall immediately set up a New CD (with a tenor to be decided by the Security Agent) for the remaining balance of a Pledged CD (or for the balance(s), combined or not as to be determined by the Security Agent (acting as per instructions of the Instructing Group), in the case of early withdrawals from more than one Pledged CDs). The Pledgor shall pledge the New CD(s) to the Security Agent, and establish the first right of pledge for the Security Agent.

(c)                        For the purpose of setting up pledge under items (a) and (b) in this clause, the Pledgor shall, within 5 Business Days upon depositing any additional amounts into the Onshore Cash Collateral Account or making any early withdrawals from the Pledged CD(s) as per requirements of the Security Agent, ensure that the Security Agent receives the Additional Pledge Commitments signed in the format as specified in Attachment 2 (The Format of Additional Pledge Commitment), and provide to the Security Agent (or any party designated by the Security Agent) the New CD(s), the signature specimens or passwords and the conformation of the New CD(s).

2.3                                 Early termination

If the maturity date of a Pledged CD precedes the date of termination as specified under Clause 13 (Release) of the Agreement, the Pledgor shall redeposit the matured CDs at tenors set by the Security Agent (acting as per instructions of the Instructing Group), and for the new certificate(s) of deposits, the Pledgor shall:

(a)                        Continue to pledge to the New CDs to the Security Agent and sign the Additional Pledge Commitments within 5 Business Days upon the availability of the New CDs (including relevant signature specimens or passwords; or

(b)                       Or follow other instructions of the Security Agent (acting as per instructions of the Instructing Group).

2.4                                 Scope of the pledge

The debts covered by the pledge of the Pledgor under the Agreement include the following:

(a)                        The principals, interests (including interests, interests on overdue debts and interests on late payment fines), costs, commitment fees, arranging fees, agent fees, other fees, expenditures, compensations, default fines, damages and expenses incurred to enforce the creditor’s rights (including but not limited to litigation fees, lawyers’ fees, notary fees, enforcement expenses, etc.) that the Borrower shall settle with or pay to the Secured Parties under the Transaction Finance Documents and any other amounts payable by the Borrower (regardless of whether the settlement or payment is due upon maturity of the loans or becomes due under other conditions); and

(b)                       All expenses incurred by the Secured Parties to enforce their secured rights and interests under the Agreement (including but not limited to litigation fees, lawyers’ fees, notary fees and enforcement expenses, etc) and any other amounts payable by the Pledgor, including any costs and expenses to be paid or compensations .to be made by the Pledgor to the Security Agent under Clause 11 (Costs and Expenses) and Clause 12 (Compensations) of the Agreement.

2.5                                 Interests on the Pledged CDs

Unless required otherwise by the Security Agent (as per instruction of the Instructing Group), the interests arising from the Pledged CDs shall be deposited into the Borrower’s Onshore Controlled Account as set out in the Account Control Agreement.

3                                                  Perfection of the Pledge

3.1                                 Approval, registration and filing

The Pledgor shall, at its own expense and as soon as possible, complete relevant approval, registration and filing procedures with the Approving Authorities, Security Registration Authorities, and Filing Authorities, for the purpose of the pledge under the Agreement,.

3.2                                 Delivery of the perfection documents

The Pledgor shall, to the best of its ability, ensure that the Security Agent

(a)                      in the case described in Clause 2.1 (Original CD), within 90 days from the Initial Utilization Date or before a later date separately agreed by the Security Agent (acting as per instructions of the Instructing Group);

(b)                     in the case described in Clause 2.2 (Additional pledge), within 90 days from the date of change of balance of the Onshore Cash Collateral Account or the Pledged CDs; and

(c)                      in the case described in Clause 2.3 (Early termination), within 90 days from the signing of the Additional Pledge Commitments,

receive, in a satisfactory manner to the Security Agent with respect to the format and contents, the Security Pledge Certificate, the approval documents from the Approving Authorities and the filing documents from the Filing Authorities (including, for avoidance of confusion, relevant documentations for any changes in the approval, registration and filing status), or documents giving evidence that such approval, registration and filing cannot be obtained, or postal evidences that the full set of application materials required for the approval, registration and filing purposes have been submitted to the Approving Authorities, Security Registration Authorities and Filing Authorities, and other documents reasonably required by the Security Agent from time to time. The Pledgor commits to the Security Agent that it will deliver these documents to the Security Agent immediately and without delay upon their becoming available.

3.3                                 Further warranties

Before the irrevocable settlement of the Secured Obligations in full in a manner satisfactory to the Secured Parties and the termination of the Agreement in accordance with Clause 13 (Release), upon reasonable request of the Security Agent, the Pledgor shall, at any time and at its own expenses, take any actions that the Security Agent may reasonably require for the following purposes (including but not limited to signing of documents, obtaining approvals and completion of registration, filing or documentation):

(a)                        Establishment and perfection of the pledge under the Agreement;

(b)                       For the interests of the Security Agent, perform the registration, alteration and extension of the pledge under the Agreement with the Approving Authorities, Security Registration Authorities and/or Filing Authorities; and

(c)                        Implement the Agreement in accordance with the terms and conditions of the Agreement, or exercise any rights, powers or discretion in respect of the pledge under the Agreement.

4                                                  Representation and Warranty

4.1                                 Representations and warranties

The Pledgor herein makes the following representations and warranties to the Security Agent:

(a)                        It is a wholly foreign owned enterprise properly incorporated and validly existing under the laws of China, with the right to own property and carry out its current business activities;

(b)                       It has full rights to sign the Agreement, exercise its rights under the Agreement, perform its obligations under the Agreement, and has taken all necessary internal actions within the Company and other actions to obtain authorization or has obtained such authorization to sign and perform the Agreement;

(c)                        Other than the registration required under Clause 3.1 (Approval, registration and filing) of the Agreement, it has obtained all authorizations, approvals, consent, registration and filing from all government bodies and other organizations required for the signing and performance of the Agreement and ensuring the validity of the Agreement;

(d)                       Its signing of the Agreement and its performance of the obligations under the Agreement do not violate: (i) its organizing documents; or (ii) any documents that are binding on the Company, or the Pledged

CDs or other properties owned by the Company; or (iii) any applicable laws;

(e)                        There is no litigation, arbitration or administrative proceedings against it or the Pledged CDs that are taking place, pending, or to its knowledge, threatened, and which, once unfavorable decisions are made, may have adverse impact on its performance of obligations under the Agreement;

(f)                          It has sole ownership over the Pledged CDs, and the Account Control Bank has verified the Pledged CDs and issued conformation for the certificates of time deposits by corporate entities;

(g)                       There is no dispute over the Pledgor’s rights with respect to the Pledged CDs, there is no other pledge or collaterization of the Pledged CDS (other than the pledge under the Agreement), and the Pledged CDs has not been seized, confiscated or subject to other restrictions;

(h)                       The Pledgor has completed all relevant procedures required for establishing the pledge under the Agreement, including but not limited to supplying the Security Agent with the Pledged CDs and the Pledgor’s signature specimens or passwords maintained with the Account Control Bank; and

(i)                           All information, documents and materials it has provided to the Security Agent in connection with the Agreement are, in all respects, true, accurate, complete and as of the date such information, documents and materials are provided or representations on them are made, and all documents provided in photocopies conform to their originals.

4.2                                 Repetition of representations and warranties

The Pledgor further represents and warrants to the Security Agent that the above representations and warranties shall remain true and accurate at any time during the effective term of the Agreement on the basis of the facts and circumstances of the time.

5                                                  Commitment

5.1                                 Positive commitment

The Pledgor commits to the Security Agent that within the valid term of the Agreement, the Pledgor shall:

(a)                        Ensure that the whole or any part of the Pledged CDs shall not be confiscated, seized, placed in custody or subject to any litigation, judicial or administrative enforcements or restrictions;

(b)                       Immediately notify the Security Agent of any events that may have impact on the Security Agent’s rights under the Agreement, including but not limited to Events of Default under the Transaction Finance Document, or any litigation, arbitration and administrative proceedings involving the Pledgor, the Pledged CDs or other assets of the Pledgor;

(c)                        Should the Security Agent enforce the pledge under the Agreement, provide the Security Agent with all assistance required and support and carry out all procedures in connection with the enforcement;

(d)                       Take all necessary measures (including but not limited to instituting and/or maintaining any potential or proper legal or administrative proceedings) to protect the rights and interests of the Pledgor and the Security Agent with respect to the Pledged CDs.

(e)                        Immediately notify the Security Agent of any events that may give rise to or result in the Pledged CDs becoming invalid or terminated.

(f)                          Strictly comply with the laws and regulations of China applicable to the Pledged CDs, and obtain all authorization, approval and consent from and complete all registration and filing procedures with government bodies or other organizations (including but not limited to the approval, registration and filing specified in Clause 3.1 (Approval, registration and filing) of the Agreement) required for the signing, validation and enforcement of the Agreement;

(g)                       Without the need of obtaining prior consent of the Pledgor, the Secured Parties may assign their obligee’s right under the Agreement in accordance with the Transaction Finance Document, with their right of the pledge under the Agreement transferred to a third party (parties) at the same time, and the Pledgor shall complete relevant legal procedures for this purpose; and

(h)                       Upon request of the Security Agent, immediately provide to the Security Agent any other information on the Agreement or Pledged CDs.

5.2                                          Negative commitment

The Pledgor commits to the Security Agent that during the life of the Agreement, unless otherwise agreed by the Security Agent, the Pledgor shall not:

(a)                        Establish pledge or other security rights (other than the pledge established under the Agreement) over the whole or any part of the Pledged CDs;

(b)                       Dispose the whole or any part of the Pledged CDs via sale, grant, transfer, lease, exchange or other means;

(c)                        Issue an application to the Account Control Bank for the registration of loss of the Pledged CDs;

(d)                       Take direct or indirect actions or allow any other parties or individuals to take any actions that may in any way reduce the value of the Pledged CDs; or

(e)                        Commit, cause or allow the commission of any events that may be harmful to the rights and interests of the Security Agent under the Agreement.

6                                                  Continuing security interest

6.1                                          Continuing security interest

The pledge under the Agreement is a continuous security interest, and shall remain in full force until all Secured Obligations have been settled in full, each and every Lender is no longer bound by any obligations under the Loan Contract and all transactions under the Swap Agreement have been completed, without regard to whether there have been any settlements or release in whole or in part in the interim.

6.2                                          Restitution

If, in reliance on certain payments, security interests or other dispositions, the Secured Parties have released the obligations in whole or in part or have made arrangements for these obligations, but the payments, security interests or dispositions have become void or must be restored due to insolvency, liquidation, judicial administration or other causes, the obligations of the Pledgor under the Agreement shall continue to exist or be restored, as if there had not been any such release or arrangements.

6.3                                          Non-diminishment

The pledge under the Agreement or the relevant right of remedy of the Security Agent shall not be diminished as a result of the following:

(a)                        Any other security interests, warranties or compensations assumed currently or after the signing of the Agreement by the Security Agent or any other parties in relation to the Secured Obligations or any other debts;

(b)                       Waiver, release, enforcement or non-enforcement of any other security interests, warranties or compensations;

(c)                        Perfection or non-perfection of rights in any other security interests, warranties or arrangements, or full or partial realization of the value of the security interests in security arrangements;

(d)                       Any revisions to any other security interests, warranties or compensations or any revisions to any Transaction Finance Documents;

(e)                        Grace extended to the Pledgor or any other parties in term of time or other respects;

(f)                          Any debts that any other parties require or do not require the Pledgor or others to meet;

(g)                       Situations where any party becomes incapable, disempowered, unauthorized, disqualified as a legal entity or is dissolved, or there is change to the members or legal status of any party;

(h)                       Any bankruptcy, liquidation or similar proceedings;

(i)                           Situations where, to the extent allowed by applicable laws, any obligation of any party under the Transaction Finance Document or any other documents or the security interests has become unenforceable, illegal, void or unverifiable;

(j)                           Release of the obligations of any party in accordance with settlement agreements or arrangements; or

(k)                        Any action, event or situation that would have diminished or released the rights of the Security Agent under the Agreement in the absence of this clause,

6.4                                          Execution of the security interests

To the extent permissible under applicable laws, the Pledgor waives its rights to require the Security Agent to claim or execute any other rights, security interests or rights to demand payments against any parties before the Security Agent can exercise any of its rights under the Agreement.

6.5                                          Additional security interests

The Agreement and the pledge under the Agreement constitute the supplement to any other security interests currently held or to be held by the Security Agent, and shall not, in any way, be affected by other such security interests.

7                                                  Enforcement of the pledge

7.1                                          Enforceability of the pledge

(a)                        Upon enforcement notification of the Security Agent, the security interests under the Agreement shall immediately become enforceable.

(b)                       After the issue of the enforcement notification, the Pledgor shall, in accordance with the requirements of the Security Agent, take all legal and appropriate actions to enable the Security Agent to execute the security interests under the Agreement. In order for the Security Agent to forcibly execute the security interests, the Pledgor shall sign all necessary agreements, transfer, notification, authorization, decisions, commitments and other relevant documents reasonably required by the Security Agent.

7.2                                          Verification of the amounts of Secured Obligations

The verifications issued by the Secured Parties with respect to the amounts of Secured Obligations, unless there are obvious mistakes, shall be binding on the Pledgor.

7.3                                          Rights of the Security Agent

When the pledge under the Agreement becomes executable, the Security Agent has the right to, pursuant to the instructions of the Instructing Group, immediately execute and exercise all powers and remedial measures available to it as the Pledgee of the Pledged CDs, including but not limited to the following (and the Security Agent shall notify the Pledgor when it adopts any such measures):

(a)                        Directly producing the Pledged CDs to the Account Control Bank to require payment;

(b)                       Instituting (or instructing the Pledgor to institute as per its requirements) all litigation, arbitration, administrative or legal proceedings in connection with all or any Pledged CDs, and proceeding with, settling or releasing any claims in connection with the Pledged CDs; and/or

(c)                        For the above purposes, adopting and signing all relevant actions, contracts and items that the Security Agent deems reasonably necessary or appropriate.

8                                                  Use of Enforcement Proceeds

All proceeds received or recovered by the Security Agent from time to time under the Agreement shall be used and distributed in the order as specified under Clause 7 (Application of Proceeds) of the Security Trust Deed.

9                                                  The Security Agent and its Agent

9.1                                          Agents

(a)                        The Security Agent may, at any time it deems appropriate, delegate all or any of its rights, powers, authority and decision-making right vested in the Security Agent under the Agreement to any agent through a power of attorney or other means. The delegation may be done in terms and conditions deemed appropriate by the Security Agent in the interests of the Secured Parties, but the terms and conditions must not be inconsistent with any provisions of the Agreement; and

(b)                       Without prejudice to Clause 9.3 (The responsibilities of the Security Agent and its Agents), the Security Agent does not need to supervise litigation proceedings involving any of its agents, and shall not be liable for any loss incurred by any of its agents, unless by law, the agent(s) shall be responsible for its material negligence or intentional misconducts.

9.2                                          The rights of the Security Agent and its Agents

To the extent specified in Clause 9.3, the Security Agent and its agents herein make express representations as follows:

(a)                        The Security Agent and any of its designated agents may carry out conducts in connection with the Agreement based on the recommendations and opinions of and information obtained from any lawyers, valuers, accountants, bankers, brokers or other professionals, without regard to whether such recommendations, opinions or information have been obtained by the Pledgor, any Secured Parties or any other parties, and shall not be liable for any loss as a result of such conducts;

(b)                       The Security Agent and any of its designated agents have the right to accept the certificate documents signed by any authorized representatives of the Pledgor and affixed with the stamp of the Pledgor, and use these certificates as sufficient evidence for any transaction or the facts, substance or interests of anything. In this case, the Security Agent or any of its designated agents do not need further evidence and shall not be held liable for any loss as a result of conducts based on the certificate documents;

(c)                        The Security Agent or any of its designated agents do not need to take any measures to determine whether any event has occurred that may cause the pledge established under the Agreement to become enforceable. Unless the Security Agent or any of its designated agents have become aware or there is express notice to the contrary, the Security Agent and any of its agents shall have the right to assume nothing of the sort has happened, and that the Pledgor is observing and performing all its obligations under the Agreement and Transaction Finance Document; and

(d)                       The Security Agent or any of its designated agents shall not be liable for the invalidity, flaw or insufficiency of the Agreement or the pledge under the Agreement or the ownership of any Pledged CDs.

9.3                                          The responsibilities of the Security Agent and its Agents

The Security Agent and any of its designated agents, or the directors of the board, management or employees of the Security Agent, shall, in no event, be liable for any costs, expenses, losses, debts or expenditures as a result of the pledge under the Agreement or any enforcement of the pledge, or any action or inaction of the Security Agent or its agents, directors, management or employees in connection of the Pledged CDs, or the exercise or non-exercise of any exercisable rights under the Agreement by the Security Agent or its agents, directors, management or employees, unless the above costs, expenses, losses, debts or expenditures have been incurred as a result of the material negligence or intentional misconduct of the Security Agent or its agent, directors, management or employees.

10                                           Power of Attorney

10.1                                    Designation

The Pledgor herein irrevocably designates the Security Agent (and the Security Agent’s agents) as its agents (via power of attorney) to, on its behalf, in its name or through other means, and in a manner and at the time deemed appropriate by the Security Agent (and the Security Agent’s agents), within the scope permissible under the laws of China:

(a)                        Perform anything that the Pledgor is obligated to perform under the Agreement but has not properly performed, including but not limited to signing documents necessary for the perfection, protection and (after the issue of enforcement notice,) realization of the security interests under the Agreement; and

(b)                       Exercise any rights vested in the Security Agent under the Agreement.

10.2                                    Acknowledgement and notification

The Pledgor hereby agrees to acknowledge and confirm anything done by the Security Agent (and its agents) for the exercise of its rights in the power of attorney under Clause 10.1 (Designation). Anyone who takes any action or signs any document as per the above power of attorney shall notify the Pledgor, and subsequently when appropriate and as soon as reasonably possible, provide the copies of any such documents to the Pledgor.

11                                           Costs and Expenses

Upon request, the Pledgor shall, from time to time, pay to or compensate the Security Agent for:

(a)                        All costs and expenses incurred by the Security Agent as a result of preparing, signing, performing and perfecting the Agreement and any other relevant documents, and any revision or extension of the Agreement, or any consent or waiver under the Agreement; and

(b)                       All costs, expenses ad expenditures (including legal fees and all other actual expenditures) incurred by the Security Agent as a result of exercising any of its rights or powers under the Agreement, instituting legal proceedings in connection with and recovering overdue payments under the Agreement, preserving or enforcing its rights under the Agreements in other means, contesting any claims against it in connection with the Agreement, or releasing the Agreement and the pledge under the Agreement upon full settlement of all amounts secured under the Agreement.

12                                           Compensations

12.1                                    The Pledgor shall make compensations to the Security Agent, its agents, directors, management and employees for all verifiable losses, liabilities, damages, taxes (if any), costs and expenses incurred by the Security Agent as a result of signing or performing the Agreement, and for all litigations, legal proceedings, claims, requests, costs, expenses and expenditures that may be caused by, suffered or incurred from the failure of the Pledgor to perform or observe any of its commitments and agreements as stated under Agreement, except those incurred as a result of frauds, intentional misconducts or material negligence of the Security Agent, its agents, directors, management or employees.

12.2                                    All amounts payable by the Pledgor under the Agreement when they fall due shall be paid in full without imposing set-off, counter-claim or any other restrictions or conditions, and shall be exempt from taxes, deductions or withholding. If as per laws or regulations that the Pledgor or any other parties shall deduct or withhold any amounts from any payments to the Security Agent (for tax or other purposes), the Pledgor shall make an additional payment on top of the above payments so as to ensure that the total amounts (not subject to further taxes or deductions or withholding) actually received by the Security Agent shall be the same as the Security Agent would have received without the deductions or withholding. The Pledgor shall, after making the payments, immediately hand over the official documentations or the photocopies of other documentations to prove that it has already paid the deducted or withheld amounts to relevant tax authorities or other competent authorities.

13                                           Release

The obligations of the Pledgor under the Agreement shall terminate on the date the Secured Obligations have been irrevocably and unconditionally paid and settled in full, the Lenders are no longer bound by any obligations under the Loan Contract and all transactions under the Swap Agreements have been completed, and at the same time:

(a)                        All rights of the Security Agent under the Agreement shall terminate, and the security interests arising from the Agreement or established under Agreement shall be released;

(b)                       The Pledgor shall, as soon as practically possible and at its own expense, cancel the Agreement and the approval and/or registration of the pledge established under the Agreement at relevant authorities in accordance with the laws and regulations of China; and

(c)                        Upon written request of the Pledgor and the expense of the Pledgor, the Security Agent shall return the Pledged CDs to the Pledgor, take actions or allow the Pledgor to take actions as soon as practically possible for the purpose of the release of the security interests arising from the Agreement or established under the Agreement, and shall sign and deliver or cause the signing and delivery of any and all of the additional papers and documents that may be required by the Pledgor for the purpose of the release of the security interests arising from the Agreement or established under the Agreement.

14                                           Notification

14.1                                    Unless specified otherwise, any notifications or other documents in connection with the Agreement shall be prepared in writing and delivered by facsimile or postal mail. If by facsimile, the delivery is deemed done upon the receipt by the addressee of clearly readable documents sent through facsimile; and if by postal mail, the delivery is deemed done upon the notification being placed at the relevant address or 5 Business Days after the notification is deposited into the mailbox in a pre-paid envelope with clearly marked address.

14.2                                    The contact information of the Pledgor and the Security Agent is listed on the signing page of the Agreement.

14.3                                    Any party may change its contact information by issuing notification to the other party 5 Business Days in advance.

15                                           Applicable laws and jurisdiction

The Agreement is governed and construed under the laws of China. In case of any dispute under the Agreement or any dispute in connection with the Agreement, both parties agree to refer the disputes to China International

Economic and Trade Arbitration Commission and resolve the disputes in Beijing in accordance with the prevailing arbitration rules. The arbitration decision is final and is binding on both parties.

16              Others

16.1            Severability

If any provisions of the Agreement are or have become illegal, void or unenforceable in any jurisdiction, the validity or enforceability of other provisions of the Agreement in that jurisdiction and the validity or enforceability of those provisions and other provisions of the Agreement in other jurisdictions shall not be impaired.

16.2            Waiver

The Security Agent’s non-exercise of or delay in exercising any right, power or remedy under the Agreement shall not diminish such rights, powers or remedies, or constitute a waiver of such rights, powers or remedies; single or partial exercise by the Security Agent of such rights, powers or remedies shall not prevent it from further exercising such rights, powers or remedies or exercising any other rights, powers or remedies. All rights, powers and remedies under the Agreement are cumulative, and not exclusive of any other rights, powers or remedies provided by law.

16.3            Amendments

Any revisions to the Agreement can only be made in writing by the Security Agent and the Pledgor.

16.4            Languages

a)         The Agreement is drafted and signed in Chinese, with an English version translated from Chinese at the expense of the Pledgor.

b)         Notifications in connection with the Agreement between the Pledgor and the Security Agent shall be drafted and prepared in English.

c)         Documents provided by the Pledgor under the Agreement to the Security Agent or other document provided in connection with the Agreement shall be drafted and prepared in English; if they are drafted and prepared in languages other than English, such documents shall attach an English translation that has been verified by the Pledgor to be truthful, accurate and complete, and the Security Agent may act in accordance with the English translation.

16.5            Entry into force

The Agreement enters into force upon signing by the Security Agent and the Pledgor, but if according to the laws and regulations of China, the Agreement (for both parties or either party to the Agreement) may not enter into force before completion of any approval, registration and/or filing procedures, the Agreement (for both parties or either party to the Agreement) shall enter into force upon the date such approval, registration and/or filing procedures are completed.

In witness whereof, the Agreement has been executed by both parties on the date stated at the beginning of the Agreement,

Attachment 1:               Specifics of the Original CD

1.     Pledgor: Tianjin New Highland Science Development Co., Ltd.

2.     Security Agent: DB Trustees (Hong Kong) Limited

3.     Specifics of the Original CD

CD No.	Cur	Amount	Tenor	IR	Acct. name	Acct. No.	Date of issue	Date of deposit	Maturity date	Bank
120	RMB	25,000,000.00	5 yrs	3.6%	天津新	12001	12 July 2010	9 July 2010	9 July 2015	China Construction Bank
100					高地科	76560
004					技发展	00495
103					有限公	06391*
					司	0*1

Attachment 2:               The Format of Additional Pledge Commitment

The Format of Additional Pledge Commitment

To: [DB Trustees (Hong Kong) Limited] as the Security Agent

[date]

Dear sir or madam:

We refer to the certificates of deposit pledge agreement dated [date] July 2010 between Tianjin New Highland Science Development Co., Ltd. (the Pledgor) and DB Trustees (Hong Kong) Limited (the Security Agent), including their revisions and additions from time to time (the Pledge Agreement). This document is the Additional Pledge Commitments referred to in Clause 2.2 (Additional pledge) of the Pledge Agreement. The terms in bold used in the Additional Pledge Commitments shall have the same meanings as defined in the Pledge Agreement.

As the consideration for the Secured Parties to continue to provide or maintain the loan limits or sign or maintain various related agreements and arrangements, and as the security interests for securing the payment on time by the Pledgor of all Secured Obligations and its performance of all its other obligations under the Transaction Finance Document, in accordance with the Real Right Law of the People’s Republic of China (物权法), the Guarantee Law of the People’s Republic of China and other laws and regulations of China, the Pledgor, as the rightful owner of the New CD (with specifics listed in the following attachment), hereby pledges the New CD and its rights to collect all principals, interests and any other amounts of whatever nature and relevant rights and interest to the Security Agent who acts in the interests of the Secured Parties, which are the beneficiaries of the pledge interests and rights under the Additional Pledge Commitments.

The Pledgor shall, within 5 Business Days upon depositing any additional amounts into the Onshore Cash Collateral Account or making an early withdrawal from a Pledged CD as per requirement of the Security Agent (as the case may be), provide to the Security Agent, a New CD, relevant signature specimens or passwords and confirmation of the New CD. The Pledgor shall, to the best of its ability, ensure that the Security Agent receives, within 90 days from a change of the balance of the Onshore Cash Collateral Account or a Pledged CD (as the case may be) and for the purpose of the pledge of the New CD, the relevant approval registration and filing documents from the Approving Authorities, Security Registration Authorities and the Filing Authorities (including, for avoidance of confusion, relevant documentations for any changes in the approval, registration and filing status), or documents giving evidence that such approval, registration and filing cannot be obtained, or postal evidences that the full set of application materials required for the approval, registration and filing purposes have been submitted to the Approving Authorities, Security Registration Authorities and Filing Authorities.

With respect to the pledge of New CDs established by the Pledgor in other circumstances, the Pledgor shall, to the best of its ability, ensure that the Security Agent receives, within 90 days from the signing of the Additional Pledge Commitments and for the purpose of the pledge of the New CDs, the relevant approval registration and filing documents from the Approving Authorities, Security Registration Authorities and the Filing Authorities (including, for avoidance of confusion, relevant documentations for any changes in the approval, registration and filing status), or documents giving evidence that such approval, registration and filing cannot be obtained, or postal evidences that the full set of application materials required for the approval, registration and filing purposes have been submitted to the Approving Authorities, Security Registration Authorities and Filing Authorities.

A New CD [date/No./amount] is the new certificate of deposit set up after the change of the certificate of deposit amount (if applicable), and the Additional Pledge Commitments shall replace the pledge established on the aforementioned CD.

All terms and conditions included in the Pledge Agreement apply to the Additional Pledge Commitments, as if the Additional Pledge Commitments had provided all the above terms and conditions (including all necessary contextual modifications).

The Additional Pledge Commitments are governed and construed by the Laws of China.

Pledgor: Tianjin New Highland Science Development Co., Ltd. (company seal)

Authorized signatory

Name:

Position:

Attachment to the Additional Pledge Commitment

Specifics of New CDs:

CD No.	Cur	Amount	Tenor	IR	Acct. name	Acct. No.	Date of issue	Date of deposit	Maturity date	Bank

Signature page

Pledgor: Tianjin New Highland Science Development Co., Ltd.

Address:	Bldg 21-B4, Binhai Chuangxin Venture Park, No. 4668, Xinbei Road, Tanggu District, Tianjin
Facsimile:	+86-22-6635-1181
Telephone:	+86-22-6636-1185
Addressee:	Mr Liu Qingzeng

Authorized signatory:	/s/ Liu Qingzeng
Name: Liu Qingzeng (刘庆增)

Signature page for the Certificates of Deposit Pledge Agreement

Signature page

Security Agent: DB Trustees (Hong Kong) Limited

Address:	48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Facsimile:	+852 2203 7320/7323
Telephone:	+852 2203 8888
Addressee:	Managing Director

Authorized signatories:	/s/ Aric Kay-Russell	/s/ Chiu Kin Wing Edward

Name:	Aric Kay-Russell	Chiu Kin Wing Edward

Position:	Director	Authorized Signatory

Signature page for the Certificates of Deposit Pledge Agreement